Exhibit 99.1

4Q 2022

SmartFinancial Announces Results for the Fourth Quarter 2022

Highlights for the Fourth Quarter of 2022

●	Operating earnings[1] of $12.9 million, or $0.76 per diluted common share
●	Operating earnings[1] increase of 11% compared to the previous quarter and 48% compared to the same prior year quarter
●	Net organic loan and lease growth of over $130.2 million - 17% annualized quarter-over-quarter increase
●	Net interest income growth of $904 thousand or 10% annualized quarter-over-quarter increase
●	Credit quality remains solid with nonperforming assets to total assets of 0.10%

KNOXVILLE, TN – January 23, 2023 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $13.0 million, or $0.77 per diluted common share, for the fourth quarter of 2022, compared to net income of $6.7 million, or $0.40 per diluted common share, for the fourth quarter of 2021, and compared to prior quarter net income of $11.5 million, or $0.68 per diluted common share.  Operating earnings1, which excludes securities gains and merger related and restructuring expenses, net of tax adjustments, totaled $12.9 million, or $0.76 per diluted common share, in the fourth quarter of 2022, compared to $8.7 million, or $0.52 per diluted common share, in the fourth quarter of 2021, and compared to $11.6 million, or $0.69 per diluted common share, in the third quarter of 2022.

Billy Carroll, President & CEO, stated: "I am extremely pleased with our company’s results for the quarter and for the year.  We wrapped-up 2022 with another record revenue quarter while continuing to gain operating leverage and build on the great work being done to diversify revenue, build out our ancillary lines of business, and maintain outstanding credit metrics.  The core momentum our team is building is outstanding and will position us well as we enter 2023.”

SmartFinancial's Chairman, Miller Welborn, concluded: “We are very proud of our strong quarter and how we finished 2022. The team did a phenomenal job in all areas. The bank continues to show excellent credit, solid growth and strong profits. We couldn’t be more excited about how we are positioned to enter 2023.”

Net Interest Income and Net Interest Margin

Net interest income was $37.6 million for the fourth quarter of 2022, compared to $36.7 million for the prior quarter.  Average earning assets totaled $4.27 billion, a decrease of $177.5 million.  The decrease in average earnings assets was primarily driven by a decrease in average interest-earning cash of $264.8 million and average securities of $26.2 million.  Partially offsetting the decrease in average earning assets was an increase in average loans and leases of $113.4 million.  Average interest-bearing liabilities decreased $123.7 million attributable to a decrease in deposits of $128.9 million, offset by increased borrowings of $5.2 million.

The tax equivalent net interest margin was 3.51% for the fourth quarter of 2022, compared to 3.29% for the prior quarter. The tax equivalent net interest margin was positively impacted by the continued deployment of excess cash and cash equivalents into loans and leases and higher yields on cash deposits held in Federal Reserve System (the “Federal Reserve”). Additionally, the yield on interest-earning assets was positively impacted due to an increase quarter-over-quarter in loan discount accretion of $1.2 million.

The cost of interest-bearing liabilities increased to 1.27% for the fourth quarter of 2022 compared to 0.70% for the prior quarter. The cost of average interest-bearing deposits was 1.18% for the fourth quarter of 2022 compared to 0.62% for the prior quarter, an increase of 56 basis points, primarily attributable to both the impact of rising Federal Reserve rates and increased pricing competition. The cost of total deposits for the fourth quarter of 2022 was 0.85% compared to 0.45% in the prior quarter.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Dec	Sep	Increase
Selected Interest Rates and Yields	2022	2022	(Decrease)
Yield on loans and leases	5.05%	4.59%	0.46%
Yield on earning assets, FTE	4.41%	3.79%	0.62%
Cost of interest-bearing deposits	1.18%	0.62%	0.56%
Cost of total deposits	0.85%	0.45%	0.40%
Cost of interest-bearing liabilities	1.27%	0.70%	0.57%
Net interest margin, FTE	3.51%	3.29%	0.22%

Provision for Loan and Lease Losses and Credit Quality

At December 31, 2022, the allowance for loan and lease losses was $23.3 million.  The allowance for loan and lease losses to total loans and leases was 0.72% as of December 31, 2022, compared to 0.73% as of September 30, 2022. For the Company’s originated loans and leases, the allowance for loan and lease losses to originated loans and leases, less PPP loans, was 0.73% as of December 31, 2022, and 0.75% at September 30, 2022.  The remaining discounts on the acquired loan and lease portfolio totaled $13.1 million, or 4.41% of acquired loans and leases as of December 31, 2022.

The following table presents detailed information related to the provision for loan and lease losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep
Provision for Loan and Lease Losses Rollforward	2022	2022	Change
Beginning balance	$22,769	$21,938	$831
Charge-offs	(331)	(231)	(100)
Recoveries	108	88	20
Net charge-offs	(223)	(143)	(80)
Provision	788	974	(186)
Ending balance	$23,334	$22,769	$565

Allowance for loan losses to total loans and leases, gross	0.72%	0.73%	(0.01)%

Nonperforming loans and leases as a percentage of total loans and leases was 0.09% as of December 31, 2022, a decrease of 2 basis points from the 0.11% reported in the third quarter of 2022.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.10% as of December 31, 2022, and September 30, 2022, respectively

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Credit Quality	2022	2022	(Decrease)
Nonaccrual loans and leases	$2,808	$3,379	$(571)
Loans and leases past due 90 days or more and still accruing	142	-	142
Total nonperforming loans and leases	2,950	3,379	(429)
Other real estate owned	1,436	1,226	210
Other repossessed assets	422	-	422
Total nonperforming assets	$4,808	$4,605	$203

Nonperforming loans and leases to total loans and leases, gross	0.09%	0.11%	(0.02)%
Nonperforming assets to total assets	0.10%	0.10%	-%

Noninterest Income

Noninterest income increased $875 thousand to $7.1 million for the fourth quarter of 2022 compared to $6.3 million for the prior quarter.  During the fourth quarter of 2022, the primary components of the changes in noninterest income were as follows:

●	Decrease in service charges on deposit accounts, related to lower volume of transaction fees;
●	Net gain on sale of securities and dissolution of associated derivative instrument;
●	Increase in insurance commissions, driven by the addition of Sunbelt Group, LLC (“Sunbelt”) and organic growth; and
●	Increase in other, primarily related to increased fees from capital markets activity.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Income	2022	2022	(Decrease)
Service charges on deposit accounts	$1,477	$1,611	$(134)
Gain (loss) on sale of securities, net	144	-	144
Mortgage banking income	77	170	(93)
Investment services	958	1,051	(93)
Insurance commissions	1,233	864	369
Interchange and debit card transaction fees	1,328	1,356	(28)
Other	1,908	1,198	710
Total noninterest income	$7,125	$6,250	$875

Noninterest Expense

Noninterest expense increased $186 thousand to $27.4 million for the fourth quarter of 2022 compared to $27.2 million for the prior quarter. During the fourth quarter of 2022, the primary components of the changes in noninterest expense were as follows:

●	Decrease in occupancy and equipment as a result of lower utility expenses (seasonality);
●	Increase in data processing and technology as a result of enhancements to core systems; and
●	Increase in professional services, related to higher audit expenses.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Expense	2022	2022	(Decrease)
Salaries and employee benefits	$16,384	$16,317	$67
Occupancy and equipment	3,015	3,167	(152)
FDIC insurance	650	705	(55)
Other real estate and loan related expenses	517	565	(48)
Advertising and marketing	308	288	20
Data processing and technology	2,097	1,872	225
Professional services	981	822	159
Amortization of intangibles	688	650	38
Merger related and restructuring expenses	(45)	87	(132)
Other	2,821	2,757	64
Total noninterest expense	$27,416	$27,230	$186

Income Tax Expense

Income tax expense was $3.5 million for the fourth quarter of 2022, an increase of $318 thousand, compared to $3.2 million for the prior quarter.

The effective tax rate was 21.35% for the fourth quarter of 2022 and 21.76% for the prior quarter.

Balance Sheet Trends

Total assets were $4.61 billion at December 31, 2022 and 2021, respectively.  Total assets remained unchanged period-over-period; however, the bank experienced a shift in its asset mix during the fourth quarter 2022.  The Company had increases primarily in the following categories: loans and leases, net of $531.7 million, securities of $210.4 million, premises and equipment of $6.6 million, goodwill and other intangibles, net of $3.9 million, attributable to Sunbelt purchase and other assets of $30.2 million.  These increases were offset by a decrease in cash and cash equivalents of $778.7 million, primarily from the funding of loans and leases and purchase of securities.

Total liabilities were $4.18 billion for the periods ended December 31, 2022 and 2021, respectively.  Total liabilities remained unchanged period-over-period; however, the bank experienced organic deposit growth of $55.2 million and a decrease in borrowings of $70.3 million.

Shareholders' equity at December 31, 2022 totaled $432.5 million, an increase of $3.0 million, from December 31, 2021.  The increase in shareholders' equity was primarily driven by net income of $43.0 million for the year ended December 31, 2022, offset by the negative impact on accumulated other comprehensive income (loss) of $36.8 million and dividends paid of $4.7 million.  Tangible book value per share1 was $19.09 at December 31, 2022, compared to $19.26 at December 31, 2021.  Tangible common equity1 as a percentage of tangible assets1 was 7.17% at December 31, 2022, compared with 7.18% at December 31, 2021.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Dec	Dec	Increase
Selected Balance Sheet Information	2022	2021	(Decrease)
Total assets	$4,612,913	$4,611,579	$1,334
Total liabilities	4,180,461	4,182,149	(1,688)
Total equity	432,452	429,430	3,022
Securities	769,842	559,422	210,420
Loans and leases	3,229,042	2,693,397	535,645
Deposits	4,077,100	4,021,938	55,162
Borrowings	17,275	87,585	(70,310)

Conference Call Information

SmartFinancial issued this earnings release for the fourth quarter of 2022 on Monday, January 23, 2023, and will host a conference call on Tuesday, January 24, 2023, at 10:00 a.m. ET.  To access this interactive teleconference, dial (844) 200-6205 or (646) 904-5544 and entering the access code, 179408.  A replay of the conference call will be available through March 25, 2023, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 675735.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision earnings (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value; (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses and merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings (Non-GAAP) divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income earnings (Non-GAAP) by average assets. Operating return on average shareholders' equity is the annualized operating earnings (Non-GAAP) divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity (Non-GAAP). Operating return on average tangible common equity is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses.  Operating pre-tax pre-provision earnings is net interest income plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP).  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity (Non-GAAP) and average tangible common equity (Non-GAAP) excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value (Non-GAAP) is tangible common equity (Non-GAAP) divided by common shares outstanding.  Tangible assets (Non-GAAP) excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these Non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the effects of the COVID-19 pandemic and related variants on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) changes in management’s plans for the future; (7) prevailing, or changes in, economic or political conditions, particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (8) a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, or uncertainties surrounding the debt ceiling and the federal budget; (9) credit risk associated with our lending activities; (10) changes in loan demand, real estate values, or competition; (11) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (15) the impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (17) the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; and (18) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Dec	Sep	Jun	Mar	Dec
	2022	2022	2022	2022	2021
Assets:
Cash and cash equivalents	$266,424	$543,029	$654,945	$763,968	$1,045,077
Securities available-for-sale, at fair value	483,893	519,723	524,864	540,483	482,453
Securities held-to-maturity, at amortized cost	285,949	287,104	288,363	289,532	76,969
Other investments	15,530	15,528	16,569	16,499	16,494
Loans held for sale	1,752	2,742	1,707	5,894	5,103
Loans and leases	3,229,042	3,099,116	2,994,074	2,806,026	2,693,397
Less: Allowance for loan and lease losses	(23,334)	(22,769)	(21,938)	(20,078)	(19,352)
Loans and leases, net	3,205,708	3,076,347	2,972,136	2,785,948	2,674,045
Premises and equipment, net	92,511	91,944	89,950	84,793	85,958
Other real estate owned	1,436	1,226	1,612	1,612	1,780
Goodwill and other intangibles, net	109,772	110,460	104,582	105,215	105,852
Bank owned life insurance	81,470	81,001	80,537	80,074	79,619
Other assets	68,468	67,807	52,848	44,561	38,229
Total assets	$4,612,913	$4,796,911	$4,788,113	$4,718,579	$4,611,579
Liabilities:
Deposits:
Noninterest-bearing demand	$1,072,449	$1,186,209	$1,162,843	$1,093,933	$1,055,125
Interest-bearing demand	965,911	962,901	999,893	975,272	899,158
Money market and savings	1,583,481	1,663,355	1,607,714	1,573,101	1,493,007
Time deposits	455,259	467,944	511,182	549,047	574,648
Total deposits	4,077,100	4,280,409	4,281,632	4,191,353	4,021,938
Borrowings	17,275	18,423	12,549	36,713	87,585
Subordinated debt	42,015	41,994	41,973	41,952	41,930
Other liabilities	44,071	41,374	31,532	28,519	30,696
Total liabilities	4,180,461	4,382,200	4,367,686	4,298,537	4,182,149
Shareholders' Equity:
Common stock	16,901	16,888	16,898	16,893	16,803
Additional paid-in capital	294,330	293,907	293,815	293,376	292,937
Retained earnings	156,545	144,723	134,362	125,329	118,247
Accumulated other comprehensive income (loss)	(35,324)	(40,807)	(24,648)	(15,556)	1,443
Total shareholders' equity	432,452	414,711	420,427	420,042	429,430
Total liabilities & shareholders' equity	$4,612,913	$4,796,911	$4,788,113	$4,718,579	$4,611,579

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Year Ended
	Dec	Sep	June	Mar	Dec	Dec	Dec
	2022	2022	2022	2022	2021	2022	2021
Interest income:
Loans and leases, including fees	$40,082	$35,127	$31,530	$29,643	$30,567	$136,381	$118,582
Investment securities:
Taxable	3,337	3,135	2,908	2,418	1,341	11,799	3,813
Tax-exempt	797	561	441	368	322	2,166	1,215
Federal funds sold and other earning assets	3,098	3,474	1,430	486	547	8,488	1,622
Total interest income	47,314	42,297	36,309	32,915	32,777	158,834	125,232
Interest expense:
Deposits	8,844	4,866	2,504	2,014	2,116	18,228	8,849
Borrowings	232	97	117	157	180	602	540
Subordinated debt	626	626	626	626	626	2,503	2,449
Total interest expense	9,702	5,589	3,247	2,797	2,922	21,333	11,838
Net interest income	37,612	36,708	33,062	30,118	29,855	137,501	113,394
Provision for loan and lease losses	788	974	1,250	1,006	422	4,018	1,633
Net interest income after provision for loan and lease losses	36,824	35,734	31,812	29,112	29,433	133,483	111,761
Noninterest income:
Service charges on deposit accounts	1,477	1,611	1,446	1,319	1,372	5,853	4,650
Gain (loss) on sale of securities, net	144	—	—	—	—	144	45
Mortgage banking	77	170	471	834	803	1,552	4,040
Investment services	958	1,051	1,065	1,070	621	4,144	2,167
Insurance commissions	1,233	864	598	901	517	3,595	3,285
Interchange and debit card transaction fees	1,328	1,356	1,467	1,284	1,445	5,435	4,284
Other	1,908	1,198	2,182	1,703	2,048	6,992	5,478
Total noninterest income	7,125	6,250	7,229	7,111	6,806	27,715	23,949
Noninterest expense:
Salaries and employee benefits	16,384	16,317	15,673	15,046	14,990	63,420	51,656
Occupancy and equipment	3,015	3,167	2,793	3,059	3,026	12,034	10,196
FDIC insurance	650	705	676	641	567	2,672	1,833
Other real estate and loan related expense	517	565	636	729	583	2,446	2,098
Advertising and marketing	308	288	327	369	176	1,293	830
Data processing and technology	2,097	1,872	1,728	1,586	1,722	7,283	6,364
Professional services	981	822	745	1,242	847	3,790	3,147
Amortization of intangibles	688	650	633	637	660	2,607	2,256
Merger related and restructuring expenses	(45)	87	81	439	2,762	562	3,701
Other	2,821	2,757	2,634	1,970	2,490	10,183	9,310
Total noninterest expense	27,416	27,230	25,926	25,718	27,823	106,290	91,391
Income before income taxes	16,533	14,754	13,115	10,505	8,416	54,908	44,319
Income tax expense	3,529	3,211	2,900	2,246	1,761	11,886	9,529
Net income	$13,004	$11,543	$10,215	$8,259	$6,655	$43,022	$34,790
Earnings per common share:
Basic	$0.78	$0.69	$0.61	$0.49	$0.40	$2.57	$2.23
Diluted	$0.77	$0.68	$0.61	$0.49	$0.40	$2.55	$2.22
Weighted average common shares outstanding:
Basic	16,758,706	16,749,255	16,734,930	16,718,371	16,699,010	16,740,450	15,572,537
Diluted	16,884,253	16,872,022	16,867,774	16,858,288	16,846,315	16,871,369	15,699,215

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,150,493	$40,082	5.05%	$3,037,092	$35,127	4.59%	$2,675,059	$30,567	4.53%
Taxable securities	701,787	3,337	1.89%	720,114	3,135	1.73%	339,371	1,341	1.57%
Tax-exempt securities[2]	93,721	958	4.06%	101,559	732	2.86%	102,989	479	1.85%
Federal funds sold and other earning assets	322,970	3,098	3.81%	587,755	3,474	2.34%	965,899	547	0.22%
Total interest-earning assets	4,268,971	47,475	4.41%	4,446,520	42,468	3.79%	4,083,318	32,934	3.20%
Noninterest-earning assets	372,864			362,869			383,783
Total assets	$4,641,835			$4,809,389			$4,467,101

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$924,320	3,141	1.35%	$966,437	1,956	0.80%	$853,763	403	0.19%
Money market and savings deposits	1,587,688	4,855	1.21%	1,632,510	2,298	0.56%	1,428,472	920	0.26%
Time deposits	459,996	848	0.73%	501,919	612	0.48%	583,165	793	0.54%
Total interest-bearing deposits	2,972,004	8,844	1.18%	3,100,866	4,866	0.62%	2,865,400	2,116	0.29%
Borrowings	18,309	232	5.03%	13,141	97	2.93%	88,828	180	0.80%
Subordinated debt	42,002	626	5.91%	41,980	626	5.91%	41,917	626	5.92%
Total interest-bearing liabilities	3,032,315	9,702	1.27%	3,155,987	5,589	0.70%	2,996,145	2,922	0.39%
Noninterest-bearing deposits	1,146,374			1,192,813			1,016,438
Other liabilities	43,109			35,224			27,710
Total liabilities	4,221,798			4,384,024			4,040,293
Shareholders' equity	420,037			425,365			426,808
Total liabilities and shareholders' equity	$4,641,835			$4,809,389			$4,467,101

Net interest income, taxable equivalent		$37,773			$36,879			$30,012
Interest rate spread			3.14%			3.09%			2.81%
Tax equivalent net interest margin			3.51%			3.29%			2.92%

Percentage of average interest-earning assets to average interest-bearing liabilities			140.78%			140.89%			136.29%
Percentage of average equity to average assets			9.05%			8.84%			9.55%

1 Includes average balance of $3.3 million, $4.8 million, and $80.5 million in PPP loans for the quarters ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $161 thousand, $171 thousand and $156 thousand of taxable equivalent income for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Year Ended
	December 31, 2022			December 31, 2021
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$2,948,511	$136,381	4.63%	$2,540,577	$118,582	4.67%
Taxable securities	688,428	11,799	1.71%	207,459	3,813	1.84%
Tax-exempt securities[2]	100,566	2,831	2.82%	92,708	1,817	1.96%
Federal funds sold and other earning assets	577,593	8,488	1.47%	680,909	1,622	0.24%
Total interest-earning assets	4,315,098	159,499	3.70%	3,521,653	125,834	3.57%
Noninterest-earning assets	373,026			317,457
Total assets	$4,688,124			$3,839,110

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$945,414	6,278	0.66%	$737,251	1,378	0.19%
Money market and savings deposits	1,576,170	9,137	0.58%	1,191,916	3,501	0.29%
Time deposits	513,416	2,813	0.55%	533,994	3,970	0.74%
Total interest-bearing deposits	3,035,000	18,228	0.60%	2,463,161	8,849	0.36%
Borrowings	32,986	602	1.83%	83,105	540	0.65%
Subordinated debt	41,970	2,503	5.96%	40,221	2,449	6.09%
Total interest-bearing liabilities	3,109,956	21,333	0.69%	2,586,487	11,838	0.46%
Noninterest-bearing deposits	1,120,555			841,746
Other liabilities	34,361			23,189
Total liabilities	4,264,872			3,451,422
Shareholders' equity	423,252			387,688
Total liabilities and shareholders' equity	$4,688,124			$3,839,110

Net interest income, taxable equivalent		$138,166			$113,996
Interest rate spread			3.01%			3.12%
Tax equivalent net interest margin			3.20%			3.24%

Percentage of average interest-earning assets to average interest-bearing liabilities			138.75%			136.16%
Percentage of average equity to average assets			9.03%			10.10%

1 Includes average balance of $14.1 million and $196.1 million in PPP loans for the year ended December 31, 2022, and 2021, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $665 thousand and $602 thousand of taxable equivalent income for the year ended December 31, 2022, and 2021, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Dec	Sep	Jun	Mar	Dec
	2022	2022	2022	2022	2021
Composition of Loans and Leases:
Commercial real estate:
owner occupied	$759,456	$714,734	$684,250	$612,675	$590,064
non-owner occupied	843,720	822,317	850,338	863,181	794,092
Commercial real estate, total	1,603,176	1,537,051	1,534,588	1,475,856	1,384,156
Commercial & industrial	551,867	514,280	483,588	461,153	488,024
Construction & land development	402,501	405,007	364,368	314,654	278,386
Consumer real estate	587,977	562,408	533,582	483,229	477,272
Leases	67,427	64,798	63,264	59,892	53,708
Consumer and other	16,094	15,572	14,684	11,242	11,851
Total loans and leases	$3,229,042	$3,099,116	$2,994,074	$2,806,026	$2,693,397

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$2,950	$3,379	$3,413	$3,342	$3,188
Other real estate owned	1,436	1,226	1,612	1,612	1,780
Other repossessed assets	422	—	17	27	90
Total nonperforming assets	$4,808	$4,605	$5,042	$4,981	$5,058
Restructured loans and leases not included in nonperforming loans and leases	$101	$108	$678	$625	$206
Net charge-offs to average loans and leases (annualized)	0.03%	0.02%	(0.09)%	0.04%	0.05%
Allowance for loan and leases losses to loans and leases	0.72%	0.73%	0.73%	0.72%	0.72%
Nonperforming loans and leases to total loans and leases, gross	0.09%	0.11%	0.11%	0.12%	0.12%
Nonperforming assets to total assets	0.10%	0.10%	0.11%	0.11%	0.11%
Acquired loan and lease fair value discount balance	$13,128	$14,465	$14,737	$14,913	$15,483
Accretion income on acquired loans and leases	1,396	148	225	389	457
PPP net fees deferred balance	122	140	301	972	2,038
PPP net fees recognized	17	163	669	1,066	1,725

Capital Ratios:
Equity to Assets	9.37%	8.65%	8.78%	8.90%	9.31%
Tangible common equity to tangible assets (Non-GAAP)[1]	7.17%	6.49%	6.74%	6.82%	7.18%

SmartFinancial, Inc.[2]
Tier 1 leverage	7.95%	7.40%	7.48%	7.41%	7.45%
Common equity Tier 1	9.73%	9.65%	9.95%	10.30%	10.56%
Tier 1 capital	9.73%	9.65%	9.95%	10.30%	10.56%
Total capital	11.49%	11.44%	11.80%	12.22%	12.55%

SmartBank	Estimated[3]
Tier 1 leverage	8.90%	8.27%	8.33%	8.24%	8.23%
Common equity Tier 1	10.90%	10.78%	11.08%	11.46%	11.66%
Tier 1 capital	10.90%	10.78%	11.08%	11.46%	11.66%
Total capital	11.53%	11.41%	11.72%	12.08%	12.29%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2022	2022	2022	2022	2021	2022	2021
Selected Performance Ratios (Annualized):
Return on average assets	1.11%	0.95%	0.87%	0.73%	0.59%	0.92%	0.91%
Return on average shareholders' equity	12.28%	10.77%	9.76%	7.83%	6.19%	10.16%	8.97%
Return on average tangible common equity¹	16.65%	14.36%	13.02%	10.39%	8.18%	13.60%	11.84%
Noninterest income / average assets	0.61%	0.52%	0.62%	0.63%	0.60%	0.59%	0.62%
Noninterest expense / average assets	2.34%	2.25%	2.21%	2.27%	2.47%	2.27%	2.38%
Efficiency ratio	61.28%	63.39%	64.35%	69.08%	75.89%	64.33%	66.54%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	1.10%	0.96%	0.88%	0.76%	0.77%	0.92%	0.98%
Operating PTPP return on average assets[1]	1.46%	1.30%	1.23%	1.05%	1.03%	1.27%	1.29%
Operating return on average shareholders' equity[1]	12.15%	10.83%	9.82%	8.14%	8.09%	10.24%	9.67%
Operating return on average tangible common equity[1]	16.47%	14.44%	13.09%	10.80%	10.70%	13.69%	12.77%
Operating efficiency ratio[1]	61.36%	62.93%	63.88%	67.60%	68.07%	63.79%	63.59%
Operating noninterest income / average assets[1]	0.60%	0.52%	0.62%	0.63%	0.60%	0.59%	0.62%
Operating noninterest expense / average assets[1]	2.35%	2.24%	2.21%	2.23%	2.23%	2.26%	2.28%

Selected Interest Rates and Yields:
Yield on loans and leases	5.05%	4.59%	4.40%	4.41%	4.53%	4.63%	4.67%
Yield on earning assets, FTE	4.41%	3.79%	3.39%	3.18%	3.20%	3.70%	3.57%
Cost of interest-bearing deposits	1.18%	0.62%	0.33%	0.27%	0.29%	0.60%	0.36%
Cost of total deposits	0.85%	0.45%	0.24%	0.20%	0.22%	0.44%	0.27%
Cost of interest-bearing liabilities	1.27%	0.70%	0.42%	0.36%	0.39%	0.69%	0.46%
Net interest margin, FTE	3.51%	3.29%	3.08%	2.91%	2.92%	3.20%	3.24%

Per Common Share:
Net income, basic	$0.78	$0.69	$0.61	$0.49	$0.40	$2.57	$2.23
Net income, diluted	0.77	0.68	0.61	0.49	0.40	2.55	2.22
Operating earnings, basic¹	0.77	0.69	0.61	0.51	0.52	2.59	2.41
Operating earnings, diluted¹	0.76	0.69	0.61	0.51	0.52	2.57	2.39
Book value	25.59	24.56	24.88	24.86	25.56	25.59	25.56
Tangible book value¹	19.09	18.02	18.69	18.64	19.26	19.09	19.26
Common shares outstanding	16,900,805	16,887,555	16,898,405	16,893,282	16,802,990	16,900,805	16,802,990

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2022	2022	2022	2022	2021	2022	2021
Operating Earnings:
Net income (GAAP)	$13,004	$11,543	$10,215	$8,259	$6,655	$43,022	$34,790
Noninterest income:
Securities gains (losses), net	(144)	—	—	—	—	(144)	(45)
Noninterest expenses:
Merger related and restructuring expenses	(45)	87	81	439	2,762	562	3,701
Income taxes:
Income tax effect of adjustments	49	(22)	(21)	(113)	(713)	(108)	(944)
Operating earnings (Non-GAAP)	$12,864	$11,608	$10,275	$8,585	$8,704	$43,332	$37,502
Operating earnings per common share (Non-GAAP):
Basic	$0.77	$0.69	$0.61	$0.51	$0.52	$2.59	$2.41
Diluted	0.76	0.69	0.61	0.51	0.52	2.57	2.39

Operating Noninterest Income:
Noninterest income (GAAP)	$7,125	$6,250	$7,229	$7,111	$6,806	$27,715	$23,949
Securities gains (losses), net	(144)	—	—	—	—	(144)	(45)
Operating noninterest income (Non-GAAP)	$6,981	$6,250	$7,229	$7,111	$6,806	$27,571	$23,904
Operating noninterest income (Non-GAAP)/average assets[1]	0.60%	0.52%	0.62%	0.63%	0.60%	0.59%	0.62%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$27,416	$27,230	$25,926	$25,718	$27,823	$106,290	$91,391
Merger related and restructuring expenses	45	(87)	(81)	(439)	(2,762)	(562)	(3,701)
Operating noninterest expense (Non-GAAP)	$27,461	$27,143	$25,845	$25,279	$25,061	$105,728	$87,690
Operating noninterest expense (Non-GAAP)/average assets[2]	2.35%	2.24%	2.21%	2.23%	2.23%	2.26%	2.28%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$37,612	$36,708	$33,062	$30,118	$29,855	$137,501	$113,394
Operating noninterest income (Non-GAAP)	6,981	6,250	7,229	7,111	6,806	27,571	23,904
Operating noninterest expense (Non-GAAP)	(27,461)	(27,143)	(25,845)	(25,279)	(25,061)	(105,728)	(87,690)
Operating PTPP earnings (Non-GAAP)	$17,132	$15,815	$14,446	$11,950	$11,600	$59,344	$49,608

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	1.10%	0.96%	0.88%	0.76%	0.77%	0.92%	0.98%
Operating PTPP return on average assets (Non-GAAP)[4]	1.46%	1.30%	1.23%	1.05%	1.03%	1.27%	1.29%
Return on average tangible common equity (Non-GAAP)[5]	16.65%	14.36%	13.02%	10.39%	8.18%	13.60%	11.84%
Operating return on average shareholders' equity (Non-GAAP)[6]	12.15%	10.83%	9.82%	8.14%	8.09%	10.24%	9.67%
Operating return on average tangible common equity (Non-GAAP)[7]	16.47%	14.44%	13.09%	10.80%	10.70%	13.69%	12.77%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	61.28%	63.39%	64.35%	69.08%	75.89%	64.33%	66.54%
Adjustment for taxable equivalent yields	(0.22)%	(0.25)%	(0.27)%	(0.31)%	(0.32)%	(0.26)%	(0.29)%
Adjustment for securities gains (losses)	(0.20)%	—%	—%	—%	—%	(0.06)%	(0.02)%
Adjustment for merger related income and costs	0.50%	(0.21)%	(0.20)%	(1.17)%	(7.50)%	(0.22)%	(2.64)%
Operating efficiency ratio (Non-GAAP)	61.36%	62.93%	63.88%	67.60%	68.07%	63.79%	63.59%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2022	2022	2022	2022	2021	2022	2021
Tangible Common Equity:
Shareholders' equity (GAAP)	$432,452	$414,711	$420,427	$420,042	$429,430	$432,452	$429,430
Less goodwill and other intangible assets	109,772	110,460	104,582	105,215	105,852	109,772	105,852
Tangible common equity (Non-GAAP)	$322,680	$304,251	$315,845	$314,827	$323,578	$322,680	$323,578

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$420,037	$425,365	$419,726	$427,945	$426,808	$423,252	$387,688
Less average goodwill and other intangible assets	110,206	106,483	104,986	105,617	104,193	106,834	93,910
Average tangible common equity (Non-GAAP)	$309,831	$318,882	$314,740	$322,328	$322,615	$316,418	$293,778

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$25.59	$24.56	$24.88	$24.86	$25.56	$25.59	$25.56
Adjustment due to goodwill and other intangible assets	(6.50)	(6.54)	(6.19)	(6.23)	(6.30)	(6.50)	(6.30)
Tangible book value per common share (Non-GAAP)[1]	$19.09	$18.02	$18.69	$18.64	$19.26	$19.09	$19.26

Tangible Common Equity to Tangible Assets:
Total Assets	$4,612,913	$4,796,911	$4,788,113	$4,718,579	$4,611,579	$4,612,913	$4,611,579
Less goodwill and other intangibles	109,772	110,460	104,582	105,215	105,852	109,772	105,852
Tangible Assets (Non-GAAP):	$4,503,141	$4,686,451	$4,683,531	$4,613,364	$4,505,727	$4,503,141	$4,505,727
Tangible common equity to tangible assets (Non-GAAP)	7.17%	6.49%	6.74%	6.82%	7.18%	7.17%	7.18%

1Tangible book value per share (Non-GAAP) is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.